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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2005
SIMMONS BEDDING COMPANY
(formerly known as Simmons Company)
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)
(770) 512-7700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry Into a Material Agreement
Pursuant to a written Restricted Stock Agreement (the “Stock Agreement”) dated September 9, 2005 and executed September 19, 2005, Robert P. Burch purchased 66,668 shares of Class B common stock of Simmons Company (the “Company”). The Stock Agreement is filed with this report as Exhibit 10.1, its contents are incorporated by reference into this Item 1.01, and its material terms are summarized in Item 3.02 below. The contents of that summary are incorporated into this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
Pursuant to the Stock Agreement dated September 9, 2005 and executed September 19, 2005, Robert P. Burch purchased 66,668 shares of Class B common stock of Simmons Company for a total offering price of $666.68 or $0.01 per share; the stock’s par value.
The common stock of the Company is unregistered. The Class B common stock was awarded to Mr. Burch pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, offered by section 4(2) thereof.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1. Restricted Stock Agreement dated September 9, 2005.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.
SIMMONS BEDDING COMPANY

By:	/s/ William S. Creekmuir

William S. Creekmuir
Executive Vice President and Chief Financial Officer
Date: September 21, 2005
EXHIBIT INDEX

Exhibit
Number	Exhibit Name
10.1	Restricted Stock Agreement dated September 9, 2005.

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